Exhibit 99.1

[LOGO] Zarlink Semiconductor	News

Zarlink Semiconductor Releases Fourth Quarter and Fiscal 2003 Results

•	Fourth quarter revenue grows 13% sequentially
•	Gross margin improves to 50%

OTTAWA, CANADA, May 8, 2003 — Zarlink Semiconductor Inc. (NYSE/TSX: ZL) today released fourth quarter and Fiscal 2003 results for the year ended March 28, 2003, prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Fourth quarter revenue was US$52.8 million, up 13% from US$46.8 million for the previous quarter and slightly higher than the US$52.1 million reported for the same period last year. Improvements from the previous quarter were noted across all segments of the company’s operations.

As expected, Zarlink recorded a fourth quarter net loss of US$23.6 million, or US$0.19 per share. In comparison, the company recorded a net loss of US$22.3 million or US$0.18 per share for the same period in Fiscal 2002.

Fourth quarter results included two previously announced items: the US$11.5 million non-cash write-down of an investment and the US$6.6 million impact of settling a defined benefit pension plan in the United Kingdom.

“We are encouraged by our sequential improvement in revenue and gross margin,” said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor. “We also continued our commitment to R&D investment in Fiscal 2003 which fueled the release of a record number of new products for the year.”

The company’s net loss in Fiscal 2003 was US$57.9 million, or US$0.47 per share and improves on the net loss of US$120.8 million, or US$0.98 per share, in Fiscal 2002.

Gross margin for the fourth quarter improved to 50% of revenue, up from 45% in the previous quarter and the 44% recorded in the same period last year. The improvement reflects the higher plant utilization and other favorable manufacturing variances.

Order backlog continued to improve for the third consecutive quarter. At the end of the fourth quarter, ninety-day order backlog was US$38 million, up from US$36 million in the previous quarter.

Cash (the company’s cash is comprised of cash, cash equivalents, short-term investments and restricted cash)* at the end of the fourth quarter was in line with expectations at US$119 million, down from US$133 million in the previous quarter. The decrease was principally due to the settlement of the U.K. defined benefit pension plan and to the settlement of certain foreign currency contracts for the pound Sterling as against the US dollar in the fourth quarter. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure, which is discussed below and reconciled in this press release.

Review of Operations

R&D investments in the fourth quarter were US$21.1 million or 40% of revenue. This was in-line with the US$23.8 million spent in the previous quarter, which included severance charges of US$2.5 million, and up from US$20.6 million for the same period in Fiscal 2002. R&D spending in the fourth quarter included higher material costs as a result of increased activity.

Selling and Administrative expenses were US$12.6 million, including severance costs of US$1.6 million, in-line with US$11.5 million for the previous quarter, and down from US$13.7 million for the same period last year. The company is keenly focused on cost control in line with business expectations.

Other expenses amounted to US$21.3 million in the fourth quarter. Major items included US$6.8 million of mostly non-cash foreign exchange charges, principally related to holding significant US dollar cash balances in the Canadian parent company, and the previously disclosed charges for the settlement of the U.K. defined benefit plan and the impairment of an investment. This was partially offset by a cash settlement gain of US$3.7 million on the early termination of a lease by a tenant.

For Fiscal 2003, Zarlink released 70 compelling new products - the highest in the company’s history - as a result of its long-standing commitment to time-to-market improvements. For the fourth quarter, the company released 16 new products, including:
•	the world’s first off-the-shelf, single-chip radio transceiver (transmitter/receiver) for cell phones used in multi-band, multi-mode, 2G and 2.5G digital cellular networks;
•	a family of four high-quality Ethernet switching chips that cost-effectively aggregate 16 ports of Fast Ethernet traffic in metro access equipment, including media gateways, edge routers, and passive optical networks. The devices are also targeted at VDSL (very high-speed digital subscriber line) DSLAMs (digital subscriber line access multiplexers) and LAN (local area network) workgroup switches;
•	three new Voice Echo Canceller (VEC) chips that meet the performance and cost requirements of the booming market for PHS (a micro-cellular standard defined in Japan) fixed-wireless telephone equipment in Asia; and
•	a new family of 850-nm oxide-confined VCSELs (Vertical Cavity Surface-Emitting Lasers) that improve the performance of optical equipment by generating a light beam of unmatched stability - overcoming the effects of current and temperature.

New Business Segments

Commencing with these results, the company is re-segmenting its business as Network Communications, Consumer Communications and Ultra Low-Power Communications. The company previously reported its business segments as Communications and Medical. The change reflects the evolution of the company’s business model and growth strategies corresponding with these three segments.

Network Communications was previously known as Network Access and was part of the Communications segment. Consumer Communications was previously called User Access and was also part of the Communications segment. Ultra Low-Power Communications was previously known as Medical and now better reflects the range of opportunities available in the communications and healthcare markets based on Zarlink’s ultra low-power expertise.

Adoption of U.S. Dollar Functional Currency for Fiscal 2004

Commencing in Fiscal 2004, the U.S. dollar has become the functional currency across the company’s operations and will form the basis of measurement in the company’s financial statements going forward. The U.S. dollar was previously adopted in the third quarter of Fiscal 2002 for purposes of presenting its financial statements. This latest change reflects the company’s increased economic activities denominated in U.S. dollars and will eliminate future non-cash translation gains or losses on the company’s U.S. cash reserves.

Fiscal 2004 First Quarter Guidance

In the first quarter, the company expects revenue to be approximately US$55 million. The company also expects to record a net loss of approximately US$0.05 per share.

About Zarlink Semiconductor

For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The company’s success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports — including the Annual Report on Form 10-K with the U.S. Securities and Exchange Commission and Regulatory Authorities — should visit the company’s web site at www.zarlink.com or contact investor relations.

(*) As a supplementary measure to effectively manage the company’s total cash assets, management combines its cash and cash equivalents with short-term investments and restricted cash to represent the company’s total portfolio of cash assets. Short-term investments comprise highly liquid low-risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is attached in a schedule to this earnings press release. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments, and the effect of currency translation is calculated on all cash assets. Readers are cautioned that cash, cash equivalents short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statement of cash flows.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

An open conference call for analysts, investors and other interested parties will be held today from 5:00-6:00pm EDT. Please dial 1-800-814-4890 or 613-287-8027. The replay number is 1-877-289-8525 (passcode 249702#) or 416-640-1917 (passcode 249702#). The replay is available until midnight, May 15, 2003. The call will be webcast from www.vcall.com (World Investor Link) or via the company’s website at www.zarlink.com. Media are listen only.

For further information: Jacques Guerette Corporate Communications 613 270-7110 jacques.guerette@zarlink.com	Mike McGinn Investor Relations 613 270-7210 mike.mcginn@zarlink.com

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Zarlink Semiconductor Inc. CONSOLIDATED STATEMENTS OF LOSS DATA (in millions of U.S dollars, except per share amounts, U.S. GAAP) (Quarterly data is unaudited)

	Three Months Ended			Years Ended
	March 28, 2003	Dec. 27, 2002	March 29, 2002	March 28, 2003	March 29, 2002

Revenue	$ 52.8	$ 46.8	$ 52.1	$ 193.8	$ 222.1
Cost of revenue	26.4	25.6	29.0	103.4	156.4

Gross margin	26.4	21.2	23.1	90.4	65.7

Expenses:
Research and development	21.1	23.8	20.6	88.8	83.5
Selling and administrative	12.6	11.5	13.7	47.2	51.4
Stock compensation expense (recovery)	—	—	(1.7)	(1.4)	8.4
Special charges	—	—	6.5	—	41.1
Loss (recovery) on sale of foundry business	(2.5)	—	5.4	(2.5)	5.4
Amortization of acquired intangibles	—	—	—	—	4.4

	31.2	35.3	44.5	132.1	194.2

Operating loss from continuing operations	(4.8)	(14.1)	(21.4)	(41.7)	(128.5)
Other income (expense) — net	(21.0)	1.0	0.2	(16.5)	7.1
Interest expense	(0.3)	(0.3)	(0.2)	(1.0)	(0.8)

Loss from continuing operations before income taxes	(26.1)	(13.4)	(21.4)	(59.2)	(122.2)
Income tax expense (recovery)	(0.1)	0.3	0.9	1.1	(1.4)

Net loss from continuing operations	(26.0)	(13.7)	(22.3)	(60.3)	(120.8)
Discontinued operations, net of tax	2.4	—	—	2.4	—

Net loss for the period	$ (23.6)	$ (13.7)	$ (22.3)	$ (57.9)	$ (120.8)

Net loss attributable to common shareholders after preferred share dividends	$ (24.1)	$ (14.2)	$ (22.7)	$ (59.9)	$ (122.7)

Net loss per common share from continuing operations:
Basic and diluted	$ (0.21)	$ (0.11)	$ (0.18)	$ (0.49)	$ (0.98)

Net loss per common share:
Basic and diluted	$ (0.19)	$ (0.11)	$ (0.18)	$ (0.47)	$ (0.98)

Weighted average number of common shares outstanding (millions):
Basic and diluted	127.3	127.2	126.3	127.1	125.6

Percentage of revenue:
Gross margin	50%	45%	44%	47%	30%
Research and development	40%	51%	40%	46%	38%
Selling and administrative	24%	25%	26%	24%	23%

Zarlink Semiconductor Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS DATA (in millions of U.S. dollars, U.S. GAAP) (Quarterly data is unaudited)

	Three Months Ended			Years Ended
	March 28, 2003	Dec. 27, 2002	March 29, 2002	March 28, 2003	March 29, 2002

Cash flows from operating activities:
Net loss for the period	$ (23.6)	$ (13.7)	$ (22.3)	$ (57.9)	$ (120.8)
Depreciation and amortization	4.1	3.4	4.1	14.6	24.3
Stock compensation expense (recovery)	—	—	(1.7)	(1.4)	8.4
Deferred income taxes	0.4	0.1	0.7	0.5	(2.0)
Other non-cash changes in operating activities	19.8	(0.5)	22.0	17.8	55.1
Decrease (increase) in working capital:
Trade accounts and other receivables	2.4	3.9	(2.0)	8.8	22.6
Inventories	(0.9)	5.6	8.4	12.0	19.6
Trade accounts payable and other accrued liabilities	3.2	(5.8)	(6.1)	(17.1)	(22.9)
Deferred credits	(5.4)	3.7	(1.3)	(1.4)	(1.3)
Prepaid expenses and other	(4.1)	1.6	(4.3)	(0.6)	(6.9)

Cash used in operating activities	(4.1)	(1.7)	(2.5)	(24.7)	(23.9)

Cash flows from investing activities:

Purchased short-term investments	—	(103.1)	(80.1)	(252.7)	(108.1)
Matured short-term investments	15.5	62.3	27.8	243.8	27.8
Proceeds from disposal of fixed and other assets	—	—	33.2	0.4	33.4
Expenditures for fixed and other assets	(2.4)	(1.4)	(2.4)	(8.1)	(30.8)
Increase in long-term investments	—	—	—	(0.4)	(2.0)
Proceeds from sale of long-term investments	—	4.2	—	4.2	—
Proceeds from repayment of note receivable	—	—-	—	—	4.4
Proceeds from sale of discontinued operations — net	—	—	—	—	1.3

Cash provided by (used in) investing activities	13.1	(38.0)	(21.5)	(12.8)	(74.0)

Cash flows from financing activities:
Repayment of long-term debt	—	—	(1.8)	—	(2.7)
Repayment of capital lease liabilities	(0.2)	(0.4)	(1.0)	(2.0)	(5.2)
Payment of pension plan settlement	(8.0)	—	—	(8.0)	—
Hypothecation of cash under letters of credit	(6.2)	—	—	(6.2)	—
Payment of dividends on preferred shares	—	(0.5)	(0.4)	(1.5)	(1.9)
Issue of common shares	0.2	—	1.5	0.7	4.8
Repurchase of preferred shares	(0.3)	(0.9)	—	(1.6)	(0.7)

Cash used in financing activities	(14.5)	(1.8)	(1.7)	(18.6)	(5.7)

Effect of currency translation on cash and cash equivalents	1.2	1.4	(0.2)	4.0	(0.7)

Decrease in cash and cash equivalents	(4.3)	(40.1)	(25.9)	(52.1)	(104.3)
Cash and cash equivalents, beginning of period	27.8	67.9	101.5	75.6	179.9

Cash and cash equivalents, end of period	$ 23.5	$ 27.8	$ 75.6	$ 23.5	$ 75.6

Zarlink Semiconductor Inc. CONSOLIDATED BALANCE SHEET DATA (in millions of U.S. dollars, U.S. GAAP)

	March 28, 2003	Dec. 27, 2002	March 29, 2002

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 23.5	$ 27.8	$ 75.6
Short-term investments	89.5	105.3	78.8
Restricted cash	6.2	—	—
Trade accounts receivable — net	20.3	21.0	24.2
Other receivables	4.2	5.8	5.5
Inventories	24.0	23.1	33.0
Deferred income tax assets — net	1.0	1.7	4.1
Prepaid expenses and other	7.3	10.4	13.7

	176.0	195.1	234.9
Fixed assets — net	56.4	57.3	58.1
Deferred income tax assets — net	10.4	11.1	11.0
Long-term investments	—	11.2	14.1
Other assets — net	4.8	4.3	3.0

	$ 247.6	$ 279.0	$ 321.1

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$ 10.1	$ 7.2	$ 14.6
Employee-related accruals	15.5	13.1	11.7
Income and other taxes payable	13.0	8.3	5.9
Provisions for exit activities	4.2	12.2	19.8
Other accrued liabilities	12.6	12.2	17.7
Deferred credits	1.1	12.8	2.2
Current portion of long-term debt	0.6	0.8	2.1

	57.1	66.6	74.0
Long-term debt	0.2	0.2	0.7
Pension liabilities	14.3	20.6	17.4
Deferred income tax liabilities — net	2.0	3.7	6.3

	73.6	91.1	98.4

Redeemable preferred shares	18.9	19.3	20.6

Shareholders’ equity:
Common shares	768.3	768.1	767.6
Additional paid-in capital	2.1	2.1	4.1
Deferred stock compensation	—	—	(0.8)
Deficit	(582.8)	(559.0)	(522.9)
Accumulated other comprehensive loss	(32.5)	(42.6)	(45.9)

	155.1	168.6	202.1

	$ 247.6	$ 279.0	$ 321.1

Zarlink Semiconductor Inc. SUPPLEMENTARY SCHEDULES (in millions of U.S. dollars, except per share amounts, U.S. GAAP) (Unaudited)

Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statements of cash flows.

	Three Months Ended			Years Ended
	March 28, 2003	Dec. 27, 2002	March 29, 2002	March 28, 2003	March 29, 2002

Cash and cash equivalents, beginning of period	$ 27.8	$ 67.9	$ 101.5	$ 75.6	$ 179.9
Short-term investments, beginning of period	105.3	64.8	27.3	78.8	—

Cash, cash equivalents and short-term investments, beginning of period	133.1	132.7	128.8	154.4	179.9

Cash provided by (used in):
Operating activities, before changes in working capital	0.7	(10.7)	2.8	(26.4)	(35.0)
Changes in working capital	(4.8)	9.0	(5.3)	1.7	11.1

Operating activities	(4.1)	(1.7)	(2.5)	(24.7)	(23.9)

Investing activities	(2.4)	2.8	30.8	(3.9)	6.3

Financing activities	(8.3)	(1.8)	(1.7)	(12.4)	(5.7)

Cash inflows (outflows) before the effect of currency translation on cash, cash equivalents, short-term investments and restricted cash	(14.8)	(0.7)	26.6	(41.0)	(23.3)

Effect of currency translation on cash, cash equivalents, short-term investments and restricted cash	0.9	1.1	(1.0)	5.8	(2.2)

Cash, cash equivalents, short-term investments and restricted cash, end of period	$ 119.2	$ 133.1	$ 154.4	$ 119.2	$ 154.4

Represented by:
Cash and cash equivalents, end of period	$ 23.5	$ 27.8	$ 75.6	$ 23.5	$ 75.6
Short-term investments, end of period	89.5	105.3	78.8	89.5	78.8
Restricted cash, end of period	6.2	—	—	6.2	—

	$ 119.2	$ 133.1	$ 154.4	$ 119.2	$ 154.4

Zarlink Semiconductor Inc. SUPPLEMENTARY SCHEDULES (in millions of U.S. dollars, U.S. GAAP) (Unaudited)

Product Information

Revenue, by product, was distributed as follows:

	Three Months Ended
	March 28, 2003	Dec. 27, 2002	March 29, 2002

Network Communications	$ 30.2	$ 27.8	$ 26.3
Consumer Communications	14.1	12.0	16.7
Ultra Low-Power Communications	8.5	7.0	9.1

Total	$ 52.8	$ 46.8	$ 52.1

	Years Ended
	March 28, 2003	March 29, 2002

Network Communications	$ 115.8	$ 114.5
Consumer Communications	49.1	72.7
Ultra Low-Power Communications	28.9	34.9

Total	$ 193.8	$ 222.1

Geographic Information:

Revenue, based on the geographic location of Zarlink's customers, was distributed as follows:

	Three Months Ended March 28, 2003	% of Total	Three Months Ended Dec. 27, 2002	% of Total	Three Months Ended March 29, 2002	% of Total

Asia — Pacific	$ 23.2	44%	$ 17.6	37%	$ 14.0	27%
Europe	16.1	31	15.4	33	22.4	43
Americas	13.5	25	13.8	30	15.7	30

	$ 52.8	100%	$ 46.8	100%	$ 52.1	100%

	Year Ended March 28, 2003	% of Total	Year Ended March 29, 2002	% of Total

Asia — Pacific	$ 75.5	39%	$ 56.7	26%
Europe	62.5	32	82.5	36
Americas	55.8	29	82.9	38

	$ 193.8	100%	$ 222.1	100%

Zarlink Semiconductor Inc. SUPPLEMENTARY SCHEDULES (in millions of U.S. dollars, U.S. GAAP) (Quarterly data is unaudited)

Information on Business Segments

Three Months Ended March 28, 2003	Network Communications	Consumer Communications	Ultra Low-Power Communications	Unallocated Costs	Total

Revenue	$ 30.2	$ 14.1	$ 8.5	$ —	$ 52.8
Depreciation of buildings and equipment	2.3	1.1	0.1	—	3.5
Recovery on sale of foundry business	—	—	—	(2.5)	(2.5)
Segment’s operating income (loss)	0.1	(5.4)	(2.0)	2.5	(4.8)

Three Months Ended Dec. 27, 2002	Network Communications	Consumer Communications	Ultra Low-Power Communications	Unallocated Costs	Total

Revenue	$ 27.8	$ 12.0	$ 7.0	$ —	$ 46.8
Depreciation of buildings and equipment	2.4	0.5	0.2	—	3.1
Segment’s operating loss	(8.3)	(4.6)	(1.2)	—	(14.1)

Three Months Ended March 29, 2002	Network Communications	Consumer Communications	Ultra Low-Power Communications	Unallocated Costs	Total

Revenue	$ 26.3	$ 16.7	$ 9.1	$ —	$ 52.1
Depreciation of buildings and equipment	3.0	1.3	0.1	—	4.4
Loss on sale of foundry business	—	—	—	5.4	5.4
Special charge	—	—	—	6.5	6.5
Stock compensation recovery	—	—	—	(1.7)	(1.7)
Segment’s operating income (loss)	(8.9)	(3.6)	1.3	(10.2)	(21.4))

Year Ended March 28, 2003	Network Communications	Consumer Communications	Ultra Low-Power Communications	Unallocated Costs	Total

Revenue	$ 115.8	$ 49.1	$ 28.9	$ —	$ 193.8
Depreciation of buildings and equipment	9.8	2.8	0.5	—	13.1
Recovery on sale of foundry business	—	—	—	(2.5)	(2.5)
Stock compensation recovery	—	—	—	(1.4)	(1.4)
Segment’s operating loss	(20.0)	(21.1)	(4.5)	3.9	(41.7)

Year Ended March 29, 2002	Network Communications	Consumer Communications	Ultra Low-Power Communications	Unallocated Costs	Total

Revenue	$ 114.5	$ 72.7	$ 34.9	$ —	$ 222.1
Depreciation of buildings and equipment	13.6	5.9	0.3	—	19.8
Amortizationo f acquired intangibles	4.4	—	—	—	4.4
Loss on sale of foundry business	—	—	—	5.4	5.4
Special charges	—	—	—	41.1	41.1
Stock compensation expense	—	—	—	8.4	8.4
Segment’s operating income (loss)	(73.6)	(8.8)	8.8	(54.9)	(128.5)

Zarlink Semiconductor Inc. SUPPLEMENTARY SCHEDULES (in millions of U.S. dollars, U.S. GAAP) (Quarterly data is unaudited)

Other Income (Expense) — Net

	Three Months Ended			Years Ended
	March 28, 2003	Dec. 27, 2002	March 29, 2002	March 28, 2003	March 29, 2002

Interest income	$ 0.4	$ 0.7	$ 0.9	$ 3.0	$ 5.5
Foreign exchange gain (loss)	(6.8)	(0.4)	2.8	(5.6)	7.3
Pension plan settlement	(6.6)	—	—	(6.6)	—
Gain on sale of long-term investment	—	0.7	—	0.7	—
Impairment of long-term investments	(11.5)	—	(3.5)	(11.5)	(3.5)
Equity loss in Optenia, Inc.	—	—	—	—	(2.2)
Lease settlement with tenant	3.7	—	—	3.7	—
Other	(0.2)	—	—	(0.2)	—

Other income (expense) — net	$ (21.0)	$ 1.0	$ 0.2	$ (16.5)	$ 7.1